EXHIBIT 99.1

                                  PRESS RELEASE

RELEASE IMMEDIATELY

                     EVOLVE ONE RECEIVES LATE FILERS NOTICE

BOCA RATON, FLORIDA, August 19, 2004 ... EVOLVE ONE, INC. (Pink Sheets: EVLO) announced today that it has received a late filers notice from the Securities And Exchange Commission. The notice, which was sent on July 29, 2004, was received by via registered mail by EvolveOne on August 6, 2004. The letter stated:

"It appears that the Registrant ("Evolve One, Inc."), is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934. If the Registrant is in compliance with its reporting requirements, please contact us within fifteen days from the date of this letter so we can discuss the reasons why our records do not indicate that compliance. If the Registrant is not in compliance with its reporting requirements, it should file all required reports within fifteen days from the date of this letter. If the Registrant has not filed all required reports within fifteen days from the date of this letter, please be aware that the Registrant may be subject, without further notice, to an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. This administrative proceeding would be brought by the Commission's Division of Enforcement pursuant to Section 12(j) of the Securities Exchange Act of 1934. If the Registrant's stock is trading, it also may be subject to a trading suspension by the Commission pursuant to
Section 12(k) of the Securities Exchange Act of 1934. Finally, please consider whether the Registrant is eligible to terminate its registration under the Securities Exchange Act of 1934. If the Registrant is eligible to terminate its registration, it would do so by filing a Form 15 with the Commission. While the filing of a Form 15 may cease the Registrant's on-going requirement to file periodic and current reports, it would not remove the Registrant's obligation to file all reports required under Section 13(a) of the Securities Exchanges Act of 1934 that were due on or before the date the Registrant filed its Form 15. Again, if the Registrant is eligible to terminate its registration under the Securities Exchange Act of 1934, please note that the filing of a Form 15 would not remove the Registrant's requirement to file delinquent Securities Exchange Act of 1934 reports - the Registrant would still be required to file with the Commi ssion all periodic reports due on or before the date on which the Registrant filed a Form 15."

Evolve One has responded to the Securities And Exchange Commission, via Edgar, that although that it appears that the Registrant is not currently within full compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934, the Registrant has previously engaged auditors, prior to this notice, to become fully compliant. The auditors who have performed quarterly reviews in 2002, have indicated that completion of the Registrants' audit is imminent. It is the Registrants' objective to and we expect to file all reports prior to the end of September 2004. We would expect to file any other filings that may be due within the same period such that we would be in full compliance with our reporting requirements prior to the end of September 2004. Evolve One, Inc. is aware, by the letter dated, July 29, 2004, that if the Registrant has not filed all required reports within fifteen days from the date

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of the letter, that the Registrant may be subject, without further notice, to an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934 and that this administrative proceeding would be brought by the Commission's Division of Enforcement pursuant to Section 12(j) of the Securities Exchange Act of 1934. Evolve One, Inc., is also aware by the letter that the trading stock of Evolve may also be subject to a trading suspension by the Commission pursuant to Section 12(k) of the Securities Exchange Act of 1934, but, as the Registrants' files its' reports, Evolve One, Inc., is currently engaged in the process of obtaining compliance with its reporting requirements rendering the Registrant ineligible to terminate its registration. If in the unlikely event, following obtaining full compliance, that the Registrant becomes eligible to terminate its registration, and if it chose to do so, it would do so by filing a Form 15 with the Commission. The Registrant understands that while the filing of a Form 15 may cease the Registrant's on-going requirement to file p eriodic and current reports, it would not remove the Registrant's obligation to file all reports required under Section 13(a) of the Securities Exchanges Act of 1934 that are due on or before the date the Registrant filed its Form 15, and the Registrant would still be required to file with the Commission all periodic reports due on or before the date on which the Registrant filed a Form 15.

About Evolve One, Inc.

Evolve One, Inc. (the "Company" or "EVLO") is a diversified holding company that develops and operates Internet and direct retail marketing companies. The EVLO group of companies includes wholly-owned subsidiaries, ("StogiesOnline.com, Inc.") (http://www.cigarcigar.com/), A1Discount Perfume, Inc. ("A1 DiscountPerfume") (http://www.a1discountperfume.com/), and International Internet Venture I, LLC ("Ventures").

This press release contains forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe", "expect", "intend" "anticipate", "estimate", "project", or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking state ments due to a wide range of factors which are set forth in our annual report on Form 10-KSB on file with the SEC.

For further information, contact Gary J. Schultheis (561) 988-0819

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